EXHIBIT 10(l)(1)

ASSET PURCHASE AGREEMENT

by and among

COVER-ALL SYSTEMS, INC.,

MOORE STEPHENS BUSINESS SOLUTIONS, LLC,

HAYS & COMPANY LLP,

MOORE STEPHENS CONSULTING LIMITED

and

THE RACHLIN GROUP

Dated as of

April 12, 2010

Schedules

Schedule 2.3(b)(xiv) –

Assigned Agreements

Schedule 2.3(b)(xv) –

Terminated Agreements

Schedule 2.3(c) –

Prepaid Expenses

Schedule 2.5(a) –

Assumed Contracts

Schedule 3.3 –

Sellers’ Required Consents

Schedule 3.4 –

Financial Statements

Schedule 3.5 –

Absence of Changes

Schedule 3.6(a) –

Material Customers and Material Suppliers

Schedule 3.6(b) –

Customer or Supplier Changes

Schedule 3.8 –

Litigation

Schedule 3.9 –

Undisclosed Liabilities

Schedule 3.11 –

Material Contracts

Schedule 3.12 –

Marketable Title

Schedule 3.13(a) –

Seller Intellectual Property

Schedule 3.13(b) –

In-License Agreements

Schedule 3.13(c) –

Out-License Agreements

Schedule 3.13(d) –

Seller Intellectual Property for Business

Schedule 3.13(i) –

Software

Schedule 3.15 –

Insurance

Schedule 3.16 –

Affiliated Transactions

Schedule 3.17 –

Employee Benefit Plans and Benefit Arrangements

Schedule 3.20 –

Environmental and Safety Matters

Schedule 3.21(a) –

Employees

Schedule 3.21(b) –

Consultants; Independent Contractors

Schedule 4.3 –

Purchaser’s Required Consents

Schedule 4.4 –

Purchaser’s Brokers

Schedule 6.6 –

Non-Transferred Employees

Exhibits

Exhibit A – Definitions

Exhibit B – Form of Subordinated Note

Exhibit C – Form of Bill of Sale and Assignment and Assumption Agreement

Exhibit D – Form of Rachlin Employment Agreement

Exhibit E – Form of Authorized Person’s Certificate – Seller

Exhibit F – Form of Secretary’s Certificate – Purchaser

Exhibit G – Additional Excluded Assets

Exhibit H – Form of Non-Competition Agreement – MSC

Exhibit I – Form of Transition Services Agreement

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT dated April 12, 2010 (this “Agreement”) between MOORE STEPHENS BUSINESS SOLUTIONS, LLC,  a Delaware limited liability company (“Seller”), and HAYS & COMPANY LLP (“Hays”), MOORE STEPHENS CONSULTING LIMITED (“MSC”) and THE RACHLIN GROUP (“TRG”; each of Hays, MSC and TRG, a “Shareholder” and, collectively, the “Shareholders,” and together with Seller, the “Seller Group”), on the one hand, and COVER-ALL SYSTEMS, INC., a Delaware corporation (“Purchaser”), on the other hand.  Seller Group and Purchaser are herein referred to collectively as the “Parties.”

Preliminary Statement:

Subject to the terms set forth herein, Purchaser desires to purchase, and Seller desires to sell, the Purchased Assets (as hereinafter defined).  Seller is engaged in the Business (as hereinafter defined).

Agreement:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

I

Definitions.  As used in this Agreement, each capitalized term shall have the meaning ascribed to such term in Exhibit A.

II

Purchase and Sale of the Purchased Assets; Purchase Price; Closing; Liabilities.

2.1

Purchase and Sale of the Purchased Assets.  Subject to the terms and conditions of this Agreement, at the Closing, Seller hereby agrees to sell, transfer, convey, assign, set over and deliver to Purchaser, and Purchaser hereby agrees to purchase, acquire and accept from Seller, all of Seller’s right, title and interest in and to the Purchased Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.

2.2

Purchase Price.

(a)

The purchase price (the “Purchase Price”) for the Purchased Assets and the covenants of the Seller Group contained in Section 6.12 herein and in the Non-Competition Agreement (the “Restrictive Covenants”), in addition to the assumption by Purchaser of the Assumed Liabilities pursuant to Section 2.5, shall be $2,450,000.

(b)

The Purchase Price shall be payable at Closing as follows:

(i)

a cash payment in the amount of $1,760,000 by wire transfer of immediately available funds to the account or accounts designated in writing by Seller;

(ii)

the execution and delivery by Purchaser to Seller of a subordinated promissory note (the “Subordinated Note”) in the aggregate principal amount of $600,000, substantially in the form of Exhibit B; and

(iii)

the delivery to Seller of such number of Cover-All Shares having an aggregate Fair Market Value of $90,000.

(c)

[Reserved].

(d)

Closing Prorations and Closings Costs.  The following items and costs shall be prorated (at Closing or as soon thereafter as is practicable) between Seller and Purchaser in the manner indicated:

(i)

All Taxes with respect to the Purchased Assets which are due and payable and/or levied due and payable prior to Closing shall be paid by Seller prior to Closing;

(ii)

All sales, use, transfer and other similar Taxes arising our of or in connection with the transactions contemplated by this Agreement, shall be reserved for by Purchaser prior to Closing;

(iii)

All general real estate Taxes shall be prorated as set forth below based on the most recently ascertainable real estate Tax bill;

(iv)

All payments due under the Lease, including any additional rent, maintenance fees and associated utilities, shall be prorated as set forth below; and

(v)

Such other items agreed to in writing between the Parties shall be prorated as set forth below.

For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Purchased Assets for the entire day upon which the Closing occurs.  All such prorations shall be made on the basis of the actual number of days of the year and month which shall have elapsed as of the Closing Date.  To the extent not ascertainable at the Closing Date, the amount of such prorations shall be adjusted in cash after Closing as and when complete and accurate information becomes available.  Seller and Purchaser agree to cooperate and use their diligent and good faith efforts to make such adjustments no later than sixty (60) days after the Closing.  Items of income and expense for the period prior to the Closing Date will be for the account of Seller and items of income and expense for the period on and after the Closing Date will be for the account of Purchaser, all as determined by the accrual method of accounting.

2.3

Closing.

(a)

The closing of the purchase and sale of the Purchased Assets (the “Closing”) shall take place at the offices of Sills Cummis & Gross P.C., One Riverfront Plaza, Newark, New Jersey, effective 12:01 A.M. (New York City time) on the date hereof, unless another time, date or place is agreed to in writing by the Parties hereto.  The date on which the Closing is held is referred to as the “Closing Date.”

(b)

At the Closing, subject to the terms and conditions of this Agreement, the appropriate member(s) of the Seller Group, as applicable, shall execute and/or deliver to Purchaser:

(i)

a Bill of Sale and Assignment and Assumption Agreement substantially in the form of Exhibit C (the “Bill of Sale”);

(ii)

all Documents required to transfer to Purchaser (or its nominee) all Domain Names registered to Seth Rachlin or any member of the Seller Group and that constitute Purchased Assets;

(iii)

[reserved];

(iv)

a copy of the notice to the Landlord, dated April 6, 2010, pursuant to Section 4.09 of the Lease;

(v)

an employment agreement with Seth Rachlin substantially in the form of Exhibit D (the “Rachlin Employment Agreement”);

(vi)

the Non-Competition Agreement with MSC;

(vii)

the Transition Services Agreement;

(viii)

an affidavit of non-foreign status of Seller that complies with Section 1445 of the United States Internal Revenue Code;

(ix)

certificate of amendment to Seller’s organizational documents changing Seller’s name, in accordance with Section 6.8;

(x)

a certificate of an authorized person of Seller in the form set forth in Exhibit E, together with all of the attachments referred to therein;

(xi)

a certificate of good standing (or similar certificate), dated a date not more than 15 days prior to the Closing Date, from the Secretary of State (or similar governmental authority) of the State of Delaware;

(xii)

all Material Consents;

(xiii)

except for any Encumbrance of a third-party lessor on a Purchased Asset that is the subject of a capital lease that constitutes an Assumed Liability or any Permitted Encumbrance, evidence of the release of any and all Encumbrances on the Purchased Assets and payment or satisfaction of the underlying obligations, in each case in form and substance reasonably satisfactory to Purchaser (including the execution and delivery of UCC-3 financing statement or similar Documents);

(xiv)

executed agreements evidencing the assignment to Purchaser of the agreements set forth on Schedule 2.3(b)(xiv);

(xv)

executed agreements evidencing the termination of the agreements set forth on Schedule 2.3(b)(xv);

(xvi)

a representation letter as to certain of Seller’s customers and prospects;

(xvii)

all other Documents that are expressly required pursuant to this Agreement to be delivered by each member of the Seller Group to Purchaser on the Closing Date; and

(xviii)

such other Documents of assumption, assignment and transfer as shall be reasonably required by Purchaser.

(c)

At the Closing, subject to the terms and conditions of this Agreement, as applicable, Purchaser shall execute and/or deliver to the Seller Group:

(i)

the Purchase Price (including the Subordinated Note and the Cover-All Shares), in accordance with Section 2.2(b);

(ii)

reimbursement for all prepaid expenses of the Business set forth on Schedule 2.3(c) hereto, as of the Closing Date;

(iii)

the Bill of Sale;

(iv)

the Rachlin Employment Agreement;

(v)

the Transition Services Agreement;

(vi)

a certificate of the Secretary of Purchaser substantially in the form of Exhibit F, together with all attachments referred to therein;

(vii)

all other Documents that are expressly required pursuant to this Agreement to be delivered by Purchaser to one or more members of the Seller Group on the Closing Date; and

(viii)

such other Documents of assignment and transfer as shall be reasonably required by Seller.

2.4

[Reserved].

2.5

Assumption and Non-Assumption of Liabilities by Purchaser.  The Parties agree as follows:

(a)

Purchaser shall not assume any Liabilities of any member of the Seller Group pursuant to or as a consequence of this Agreement, any Related Document or the transactions contemplated hereunder or thereby except, that as further consideration for the Purchased Assets, Purchaser at the Closing shall assume only (and to the extent the same do not constitute any obligation or other Liability to or in favor of any member of the Seller Group or any of his or its Affiliates):  all obligations of Seller under (A) the Contracts identified on Schedule 2.5(a) hereto and (B) any open purchase orders, open sales orders or statements of work in each case entered into in the Ordinary Course of Business (collectively, the “Assumed Contracts”), that, by the terms of such Contracts, arise on or after the Closing Date and are to be paid, performed, observed or discharged, as the case may be, in each case at any time on or after the Closing Date.  The Liabilities that are to be assumed by Purchaser pursuant to the terms of this Section 2.5(a) are collectively referred to as the “Assumed Liabilities”.

(b)

Purchaser shall not assume any Liabilities other than those Liabilities to be specifically assumed by it pursuant to Section 2.5(a).  Without limiting the generality of the foregoing, except as expressly provided in Section 2.5(a), Purchaser shall not assume any Liabilities of Seller or any member of the Seller Group arising out of or constituting:  (i) any and all bank and/or institutional debt; (ii) any accrued interest related to bank or institutional debt pertaining to any period prior to the Closing Date; (iii) any and all forms of payables or other Liabilities to any member of the Seller Group or any Affiliates thereof; (iv) trade accounts payable and accrued expenses of the Business; (v) any and all obligations as guarantor of another’s debts or obligations; (vi) any and all current and/or deferred Tax (other than any accrued sales and use Tax incurred in connection with the Business); (vii) any and all Liabilities arising from or relating to environmental or Tax matters; (viii) any obligations or Liabilities arising out of employee or benefit matters; (ix) any and all outstanding obligations relating to agreements with former employees of Seller or any Affiliate thereof; (x) any Contract that is not an Assumed Contract; (xi) any Liabilities under any Assumed Contracts which arise after the Closing but which arise out of or relate to a breach of such Contract occurring prior to the Closing; (xii) any Liabilities to be borne by Seller hereunder (including any legal or other fees or expenses arising out of this Agreement or the transactions contemplated hereby); (xiii) any Proceeding, whether or not related to the Business, existing immediately prior to the Closing Date, including those listed in the schedules hereto; (xiv) any actions or omissions of any member of the Seller Group, any predecessor of Seller or any former or current employees of Seller or any Affiliate thereof; or (xv) any other Liabilities that were not incurred directly in connection with the operations of the Business.  All Liabilities that are not to be assumed by Purchaser pursuant to this Section 2.5 are hereafter collectively referred to as the “Excluded Liabilities”.  Each member of the Seller Group is responsible for and shall pay, perform and discharge when due and payable each of their respective Excluded Liabilities, as applicable.

III

Representations and Warranties of Seller Group.  Each member of the Seller Group, as applicable, represents and warrants, as of the date hereof, to Purchaser as follows:

3.1

Organization, Standing and Authority.  Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.  Seller has the full limited liability company power and authority to execute, deliver and perform this Agreement and each Related Document.  Seller is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it requires qualification, except where the failure to be so qualified or in good standing has not had and will not reasonably be likely to have a Material Adverse Effect.  Seller has no, and has never had any, subsidiaries.  No Persons other than the Shareholders hold (or have the right to hold) any equity interest of any kind or nature in or to Seller, including any options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character providing for, requiring or permitting the offer, sale, purchase or issuance of any equity interest or other type of ownership interest of any kind of nature in or to Seller.

3.2

Authorization of Agreement.  The execution, delivery and performance of this Agreement and all Related Documents by Seller have been duly authorized by all necessary limited liability company power or other action of Seller.  Seller represents and warrants that this Agreement constitutes, and each Related Document when executed by Seller will constitute, the valid and binding obligations of Seller enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Each Shareholder, as to itself only and not to any other Shareholder, represents and warrants that it has all necessary corporate, partnership, limited liability company or other similar power and authority to execute and deliver this Agreement and each Related Document to which it is a party and to perform its obligations hereunder and thereunder.  Each Shareholder, as to itself only and not to any other Shareholder, represents and warrants that this Agreement constitutes, and each Related Document when executed by such Shareholder, will constitute, the valid and binding obligations of such Shareholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3

No Conflicts.

(a)

Subject to or except for the receipt of the Consents listed on Schedule 3.3(a), the execution, delivery and performance of this Agreement and each Related Document and the consummation of the transactions contemplated hereby and thereby by Seller will not (i) violate or conflict with the certificate of formation or limited liability company operating agreement or other constituent Documents of Seller, (ii) conflict with, or result in the breach of, or termination of, or constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of the performance required by, any Contract (including any Assumed Contract), order, judgment or decree to which Seller is a party or by which any of its properties are bound or subject, (iii) constitute a violation of any law applicable to Seller or (iv) result in the creation of any Encumbrance upon the membership interests, properties or other assets of Seller.  Except as set forth in Schedule 3.3(a), no Consent from any third party, including any governmental authority, is required on the part of Seller in connection with the execution, delivery and performance of this Agreement.

(b)

Subject to or except for the receipt of the Consents listed on Schedule 3.3(b), each Shareholder represents and warrants as to itself only and not to any other Shareholder, that the execution, delivery and performance of this Agreement and each Related Document and the consummation of the transactions contemplated hereby and thereby by will not (i) violate or conflict with the certificate of formation or limited liability company operating agreement or other constituent Documents of Seller, (ii) conflict with, or result in the breach of, or termination of, or constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of the performance required by, any Contract (including any Assumed Contract), order, judgment or decree to which such Shareholder is a party or by which any of its properties are bound or subject, (iii) constitute a violation of any law applicable to such Shareholder or (iv) result in the creation of any Encumbrance upon the membership interests, properties or other assets of such Shareholder.  Except as set forth in Schedule 3.3(b), each Shareholder represents and warrants as to itself only and not to any other Shareholder that no Consent from any third party, including any governmental authority, is required on the part of such Shareholder in connection with the execution, delivery and performance of this Agreement.

3.4

Financial Statements.

(a)

Seller has provided to Purchaser true and complete copies of the Balance Sheets and the statements of income, changes in cash flow and changes in stockholders’ equity for (a) the fiscal years ended December 31, 2009 and December 31, 2008 and (b) the three months ended March 31, 2010.  Except as set forth in Schedule 3.4, the Financial Statements (a) have been prepared in accordance with the books of account and records of Seller, (b) fairly present in all material respects Seller’s financial condition and the results of its operations and cash flows at the dates and for the periods specified in such statements and (c) were prepared in accordance with GAAP subject to normal year end adjustments and the absence of footnotes required by GAAP.  Except as set forth in Schedule 3.4, the Liabilities of Seller reflected on the Financial Statements were incurred only in the Ordinary Course of Business.

(b)

Seller has in place systems and processes designed to provide reasonable assurances regarding the reliability of the Financial Statements.  There have been no instances of fraud, whether or not material, that occurred during any period covered by the Financial Statements.  Seller has in place a revenue recognition policy consistent with GAAP as applied by Seller and that in any case, individually or in the aggregate, would have been required by GAAP as applied by Seller to be reflected in the Financial Statements.

3.5

Absence of Certain Changes.  Since April 30, 2009, except as set forth in Schedule 3.5, Seller has operated the Business in the Ordinary Course.  Except as set forth in Schedule 3.5, there has not been as to Seller since April 30, 2009 any change in the business, operations, results of operations, assets or condition (financial or otherwise) of Seller that has had or might be reasonably expected to have a Material Adverse Effect.

3.6

Customers and Suppliers.  Schedule 3.6(a) lists each Material Customer and Material Supplier.  Except as set forth in Schedule 3.6(b), since December 31, 2008, Seller has not received any written notice, and the Seller Group does not have any knowledge, that (x) any Material Customer has ceased, or will cease, to use the services or, as applicable, the products of the Business, or has substantially reduced, or will substantially reduce, the use of such services or products at any time, including, without limitation, as a result of the transactions contemplated by this Agreement, or (y) any Material Supplier has ceased, or will cease, its relationship with Seller, or has substantially reduced, or will substantially reduce, its relationship with Seller at any time, including, without limitation, as a result of the transactions contemplated by this Agreement.

3.7

Properties.

(a)

Seller does not own and has never owned any real property.  The Facilities are the only real property currently leased by Seller.  Seller enjoys peaceful and undisturbed possession of the Facilities, subject to the Lease.  To the Seller Group’s knowledge, the Facilities have no structural defects which might reasonably be expected to materially impair the day to day use thereof for the conduct of the Business as currently conducted by Seller.  Neither Seller nor, to the Seller Group’s knowledge, the Landlord is in default under the Lease, and no facts or circumstances exist which constitute a default thereunder with the giving of any applicable notice and expiration of any applicable cure period.  To the Seller Group’s knowledge, there has not been initiated any conversion of the building in which the Facilities are located into a condominium, nor on there any plans for any such conversion.

(b)

There exists no agreement with respect to Seller’s occupancy of the Facilities other than the Lease.  Seller has delivered to Purchaser a true, complete and correct copy of the Lease.

3.8

No Litigation; Compliance with Laws; Permits.  Except as set forth in Schedule 3.8, there is no outstanding Proceeding pending by or against, or to the knowledge of the Seller Group, threatened by or against Seller that would reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Seller Group, there is no reasonable basis for any such claim or other Proceeding.  Seller is and has been in compliance in all material respects with all applicable laws and all material Permits necessary to conduct the Business.  No written notice has been received by any member of the Seller Group since December 31, 2006 alleging any violation in any material respect of law or Permit by Seller.

3.9

No Undisclosed Liabilities.  Except as set forth on Schedule 3.9, (a) there are no Liabilities of Seller that would be required to be reflected in the Financial Statements in accordance with GAAP, and (b) to the knowledge of the Seller Group, there are no contingent liabilities or existing conditions which might reasonably be expected to result in any such Liability, other than (in each instance) Liabilities reflected or reserved against in the Financial Statements, Liabilities pursuant to any Contract entered into in the Ordinary Course of Business and Liabilities incurred since December 31, 2009 in the Ordinary Course of Business.

3.10

Taxes.  Seller has filed or will file on a timely basis all tax returns, reports and declarations in connection with any foreign, federal, state or local Taxes required to be filed (all of which have been and will be materially correct) on or prior to the Closing Date, and Seller has paid or will pay all Taxes due and payable in accordance with such Tax returns, reports and declarations or otherwise required to be paid other than Taxes which it is disputing in good faith.  All such returns, reports and declarations were, and all such returns, reports and declarations to be filed through the Closing Date will be, correct and complete in all material respects.  There are no Encumbrances on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Tax.  Seller has withheld and paid or collected and remitted all Taxes required to have been withheld and paid in connection with amounts paid or owing to any third party, including any employee, independent, supplier, vendor, creditor or shareholder or governmental taxing authority (including sales and use Taxes in all applicable jurisdictions).

Seller has furnished to Purchaser true and complete copies of all of Seller’s Tax returns, including federal and state tax returns, filed by Seller since December 31, 2006.

3.11

Material Contracts.  Schedule 3.11 contains a true, complete and correct list of each Contract to which Seller is a party or any of its assets is bound or subject and that:  (a) materially restricts Seller from engaging in any business or in using any of the Purchased Assets; (b) is a loan or credit agreement, capital lease or other Contract for borrowed money; (c) is a facilities lease, (d) is a guaranty, letter of credit or other surety arrangement; (e) creates an Encumbrance on any of the Purchased Assets; (f) is a Contract with any Material Customer or Material Supplier; (g) is a Contract relating to the acquisition of assets or capital stock of any business enterprise, or any joint venture or partnership; (h) relates to the employment of any employee of Seller; or (i) is otherwise material to Seller or the Purchased Assets (each such Contract so required to be disclosed being referred to herein as a “Material Contract”).  Seller has delivered to Purchaser complete and correct copies of all written Material Contracts.  To the knowledge of the Seller Group, each of the Material Contracts is valid and in full force and effect.  Except as disclosed in Schedule 3.11, (A) neither Seller nor, to the knowledge of the Seller Group, any other party to any Material Contract is in default under the terms of any such Material Contract and (B) Seller has not received any written claims of any material default with respect to any Material Contract.  No third party to any Material Contract has notified Seller of its intention to cease to perform any material obligations required to be performed by it thereunder or withhold any material payment required to be made by it thereunder.

3.12

Marketable Title; Sufficiency.  Except as set forth in Schedule 3.12, Seller has good, marketable and freely transferable title to (or to the extent applicable, holds by a valid and existing lease or license to) all of the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances.  Except as set forth in Schedule 3.12, to the knowledge of the Seller Group, the Purchased Assets constitute all the properties and assets (tangible and intangible) necessary to conduct the Business as it is currently being conducted.  The Tangible Assets are in good operating condition and repair, ordinary wear and tear excepted.

3.13

Intellectual Property.

(a)

Schedule 3.13(a) sets forth a complete and accurate list of all patents, patent applications, registered Copyrights, registered Marks, and applications for registration of the foregoing, and Domain Names, owned by Seller (showing, where applicable in each case, the registered owner, title, mark or name, applicable jurisdiction, application number, registration number and date of filing, issuance or registration, if any).

(b)

Schedule 3.13(b) sets forth a complete and accurate list of all agreements, licenses, contracts or sublicenses pursuant to which Seller has been granted a license to use any Intellectual Property of a third party (other than license agreements for standard, off-the-shelf third party software which is generally commercially available) (“In-License Agreements”).

(c)

Schedule 3.13(c) sets forth a complete and accurate list of all agreements, licenses, contracts or sublicenses that are in effect pursuant to which Seller grants others the right to use any Seller Intellectual Property (“Out-License Agreements”).

(d)

Except as set forth in Schedule 3.13(d), the Seller Intellectual Property includes, but is not limited to, all of the Intellectual Property necessary and sufficient in the conduct of the Business as currently conducted.

(e)

All Seller Intellectual Property that is owned by Seller is solely and exclusively owned by Seller free and clear of all Encumbrances, other than Permitted Encumbrances or rights or licenses granted to third parties pursuant to Out-License Agreements.  Seller has not received written notification of any pending, or, to the knowledge of the Seller Group, threatened, opposition, interference, re-examination or cancellation proceeding before any court or authority in any jurisdiction, whether United States, foreign or international, against the Seller Intellectual Property.

(f)

Seller owns or otherwise has a valid right to use the Seller Intellectual Property.

i.

To the knowledge of the Seller Group, the conduct of the Business, as conducted currently and since December 31, 2008, does not and did not infringe, misappropriate or violate any Intellectual Property rights owned or controlled by any third party.  Seller has not received notification of any pending or threatened claims or suits (i) alleging that Seller’s activities or the conduct of its business infringes or constitutes the unauthorized use of the Intellectual Property rights of any third party, or (ii) challenging the ownership, use, validity or enforceability of any Seller Intellectual Property.

ii.

To the knowledge of the Seller Group, no third party is misappropriating, infringing, diluting or otherwise violating any of the Seller Intellectual Property, and no such claims are pending against a third party by Seller.

(g)

Seller takes and has taken commercially reasonable measures to protect the confidentiality of its Trade Secrets.  To the knowledge of the Seller Group, no Trade Secret of Seller has been improperly disclosed or authorized to be disclosed to any third party in a manner which could reasonably be expected to result in a forfeiture of such Trade Secret.

(h)

Seller has caused each Person currently or formerly employed by Seller, and consultants and independent contractors, if any, who have contributed to the development of any Seller Intellectual Property material to Seller’s business, to execute and deliver to Seller an Employee Proprietary Information and Inventions Agreement (in the case of employees), and a Subcontractor Proprietary Information and Inventions Agreement (in the case of consultants and independent contractors), substantially in Seller’s standard form and has provided copies of such standard forms to Purchaser.  To the knowledge of the Seller Group, neither the execution or delivery of any such agreement by any such person, nor the carrying on of the Business as currently conducted, conflicts with or constitutes a breach of the terms, conditions or provisions of, or constitutes a default under, any Contract, covenant or instrument under which any of such persons is obligated.

(i)

Except as set forth on Schedule 3.13(i), Seller owns no Software material to the conduct of the Business.  All right, title and interest in and to the Software included in Seller’s software products is owned by Seller, free and clear of all Encumbrances, other than Permitted Encumbrances, or ownership interests of third parties, and no Person has any interest in such Software, including any license, contingent interest or otherwise (other than rights or licenses granted to third parties pursuant to Out-License Agreements).

(j)

To the knowledge of the Seller Group, Seller’s computers do not have installed thereon any unlicensed copies of any mass market software that is available in consumer retail stores or otherwise commercially available to the general public and subject to “shrink-wrap” or “click-through” license agreements.

3.14

[Reserved].

3.15

Insurance.  Schedule 3.15 contains a true, correct and complete list of all material insurance policies pursuant to which Seller is insured.  All of such policies are in full force and effect.  Except as set forth in Schedule 3.15, there are no material pending claims under such insurance policies.

3.16

Affiliate Transactions.  Except as set forth in Schedule 3.16: (a) Seller does not owe any amount to, or have any customer or supplier Contract with (other than amounts reimbursable for expenses and salary arising in the Ordinary Course of Business to such individuals), any Affiliate or any of its other directors, officers, employees or Consultants; (b) there are no customer or supplier Contracts presently in effect between Seller, on the one hand, and any director, officer or member of Seller or any Affiliate of the foregoing, on the other hand; and (c) none of the Shareholders or their Affiliates has any rights to the Purchased Assets or any other asset used or held for use in connection with the Business.  No portion of the Business is conducted by or through an Affiliate of Seller.

3.17

Employee Benefit Plans and Benefit Arrangements.  Schedule 3.17 sets forth a list of all Employee Benefit Plans and Benefit Arrangements applicable to Seller.  There are no unfunded obligations relating to any Employee Benefit Plan or Benefit Arrangement.  Each Employee Benefit Plan and Benefit Arrangement (and each related trust, insurance contract or fund) complies in form and in operation with all applicable laws.

3.18

Absence of Business Restrictions.  Except as set forth on Schedule 3.18, there is no Contact, including any agreement regarding confidentiality, binding on Seller (other than, for the avoidance of doubt, after the Closing, the Non-Competition Agreement) that restricts Seller, directly or indirectly, from carrying on the Business.

3.19

Illegal Payments.  Neither Seller, nor to the Seller Group’s knowledge, any officer, director, manager, personnel or agent of Seller, or any other Person on behalf of Seller, has made or authorized, directly or indirectly, any payment of funds of, or relating to, Seller which is prohibited by any laws, including laws relating to bribes, gratuities, kickbacks, lobbying expenditures, political contributions and contingent fee payments.

3.20

Environmental and Safety Matters.  Except as set forth on Schedule 3.20:

(a)

At all times, Seller has complied and is in compliance with all Environmental and Safety Requirements in all material respects.

(b)

Since December 31, 2006, Seller has not received any written or oral notice, report or other information regarding any actual, alleged or potential violation of Environmental and Safety Requirements, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to it or its assets and facilities arising under Environmental and Safety Requirements.

(c)

Neither Seller nor its predecessors or Affiliates has at any time treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including any hazardous materials.

3.21

Employment Matters.

(a)

Schedule 3.21(a) sets forth a true, complete and correct list of all personnel of Seller (including the title, department, location and hire date of each such personnel) and the total compensation (including salary, bonuses and incentive compensation) received by each such personnel with respect to the immediately preceding fiscal year of Seller, such personnel’s current guaranteed compensation and the number of years of continuous service of each such personnel and the value of vacation time accrued but not taken by each such personnel as of the date hereof.  Except as set forth on Schedule 3.21(a), no personnel of Seller is on a leave-of-absence.  No personnel of Seller have given notice to Seller to cancel or otherwise terminate such person’s relationship with Seller.

(b)

Except as set forth on Schedule 3.21(b), Seller has no current engagement with any Person as a Consultant or independent contractor, and Seller does not have any written or oral agreement with any such Consultants or independent contractors which would interfere with Seller’s ability to terminate such relationships without payment of any termination or other fees or any other cost or expense or adverse consequences.

(c)

Each personnel of Seller is employed on an at-will basis, and Seller does not have any written or oral agreement with any such personnel which would interfere with (i) Seller’s ability to discharge such personnel without payment of any severance or any other cost or expense or adverse consequences or (ii) Purchaser’s ability to hire such personnel.  Seller has not promised or represented to any of its independent contractors, agents or other representatives that any of such Persons will be employed or engaged by or receive any particular benefits from Purchaser or any of its Affiliates on or after the Closing Date.

(d)

There is no collective bargaining agreement or union contract binding on Seller which covers its personnel.  Seller is under no obligation to negotiate any such agreement with respect to any such individuals.

(e)

Seller is in compliance in all material respects with all applicable laws relating to the employment of labor to the extent relating to the Business, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes and unlawful discrimination and harassment.  There are, and since December 31, 2006 there have been, no unfair labor practice charges or complaints, minimum wage or overtime or equal pay charges or complaints, occupational safety and health charges or complaints, wrongful discharge charges or complaints, employee grievances, discrimination claims or workers’ compensation claims pending against Seller, and, to the Seller Group’s knowledge, none have been threatened.  No notice has been received by Seller since December 31, 2006 of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of Seller, and, to the Seller Group’s knowledge, no such investigation is in progress.

(f)

There are no outstanding orders or charges against Seller under any occupational health or safety legislation and, to the Seller Group’s knowledge, none have been threatened.  All material levies, assessments and penalties made against Seller related to the Business pursuant to all applicable workers compensation legislation as of the date hereof have been paid by Seller and Seller has not been reassessed under any such legislation.

3.22

Brokers and Finders.  No broker or finder has acted for any member of the Seller Group or Seller’s Affiliates, equityholders, members, managers, directors, officers, personnel, independent contractors, agents or other representatives in connection with this Agreement or any Related Document or the transactions contemplated hereunder or thereunder, and no broker or finder retained by any member of the Seller Group or Seller’s Affiliates, equityholders, members, managers, directors, officers, personnel, independent contractors, agents or other representatives is entitled to any brokerage or finder’s fee with respect to this Agreement or any Related Document or such transactions.

3.23

[Reserved].

3.24

Investment Intent and Acknowledgment.  The Cover-All Shares are being acquired by Seller for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and the rules and regulations promulgated thereunder.  Seller acknowledges and understands that (a) the Cover-All Shares have not been registered under the Securities Act or any state securities laws and will be issued in reliance of exemptions from the registration and prospectus delivery requirements thereof and (b) Seller must bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act or any state securities laws or exempted therefrom.  Seller is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act and by reason of its business and financial experience Seller has such knowledge, sophistication and experience in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Cover-All Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.  Seller acknowledges that it has been provided with a reasonable opportunity to ask questions of and receive answers from representatives of Purchaser and to be furnished requested information regarding such matters sufficient to enable Seller to evaluate the merits and risks of acquiring the Cover-All Shares and consummating the transactions contemplated by this Agreement.  Seller acknowledges and understands that all certificates evidencing the Cover-All Shares shall bear substantially the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, ASSIGNED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW."

IV

Representations and Warranties of Purchaser.  Purchaser represents and warrants to each member of the Seller Group as follows:

4.1

Organization.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to execute, deliver and perform this Agreement and each Related Document.

4.2

Authorization of Agreement.  The execution, delivery and performance of this Agreement and any Related Document have been duly authorized by all necessary action of Purchaser.  This Agreement constitutes and each Related Document when executed by Purchaser, as applicable, constitutes or, when executed will constitute, the valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Purchaser has the right, power and authority to execute and deliver this Agreement and the Related Documents to which it is a party and to perform its obligations hereunder and thereunder.

4.3

No Conflicts.  Subject to or except for the receipt of the Consents listed on Schedule 4.3, the execution, delivery and performance of this Agreement and the Related Documents by Purchaser and the consummation of the transactions contemplated hereby and thereby by Purchaser will not (i) violate or conflict with the certificate of incorporation or by-laws (or similar constituent Documents) of Purchaser; (ii) conflict with, or result in the breach or termination of, or constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of the performance required by, any Contract, or any order, judgment or decree, to which Purchaser is a party or by which Purchaser or any property of it is bound; or (iii) constitute a violation of any law applicable to Purchaser.  Except as provided in Schedule 4.3, no Consent is required on the part of Purchaser in connection with the execution, delivery and performance of this Agreement.

4.4

Brokers and Finders.  Except as set forth in Schedule 4.4, no broker or finder has acted for Purchaser or its Affiliates, equityholders, members, managers, directors, officers, personnel, independent contractors, agents or other representatives in connection with this Agreement or any Related Document or the transactions contemplated hereunder or thereunder and no broker or finder retained by Purchaser or its Affiliates, equityholders, members, managers, directors, officers, personnel, independent contractors, agents or other representatives is entitled to any brokerage or finder’s fee with respect to this Agreement or any Related Document or such transactions.

4.5

Cover-All Shares.  The Cover-All Shares to be issued to Seller at Closing shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and shall not be subject to any Encumbrances.

V

[Reserved].

VI

Other Agreements of the Parties.

6.1

[Reserved].

6.2

[Reserved].

6.3

[Reserved].

6.4

Non-Assigned Contracts.  In the event and to the extent that Seller is not able to obtain any third party consent required to transfer and assign in full to Purchaser any and all its rights, title and interest in and to any Contract (other than a Contract that is an Excluded Asset or an Excluded Liability) (a “Non-Assigned Contract”), notwithstanding the provisions of Section 2.1, such non-assignment shall not constitute a breach of this Agreement and shall not constitute a transfer and assignment of such Non-Assigned Contract, and Seller shall hold such Non-Assigned Contract in trust for the benefit of Purchaser pending such time as the Non-Assigned Contract can be transferred to Purchaser; provided, however, that until such Non-Assigned Contract is assigned to Purchaser and if Seller is otherwise in material compliance with this Section 6.4 (including by providing the benefits of such Non-Assigned Contract to Purchaser in accordance with this Section 6.4), then Purchaser shall be responsible for causing the performance in all material respects of all obligations of Seller under such Non-Assigned Contract, including payment obligations to the extent Purchaser shall be notified reasonably in advance thereof.  Seller, without further consideration therefor from Purchaser, shall pay, assign and remit to Purchaser immediately after receipt thereof all monies, rights and other consideration or payments received in respect of any such Non-Assigned Contract.  Following the Closing, Seller shall manage such Non-Assigned Contract as reasonably directed by Purchaser.  Seller shall use its commercially reasonable best efforts to obtain any required third party consents and assign and transfer in full all of its right, title and interest in and to each Non-Assigned Contract as soon as practicable after the Closing.  Upon the receipt of any such consent, Seller shall promptly assign and transfer all of its right, title and interest in and to such Non-Assigned Contract to Purchaser in full, without payment of further consideration by Purchaser, and Purchaser shall assume such Non-Assigned Contract (to the extent required under this Agreement with respect to any Assumed Liability) and receive all such right, title and interest in and to such Non-Assigned Contract.

6.5

Publicity.  Seller Group and Purchaser shall obtain the prior written approval of the other Party prior to issuing any press release or other public communication concerning the transactions contemplated by this Agreement; it being agreed that such approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that nothing in this Section

6.5 shall prohibit Purchaser from (i) making any disclosures required to comply with the requirements of any law or the rules and regulations of any stock exchange or national market system or (ii) engaging in communications that do not disclose the name or identity of the Shareholders or any one of them, without, in each case, obtaining the prior written consent of any such Shareholder; provided, further, however, that for purposes of obtaining the approval of the Seller Group with respect to any press release or other public communication that does not disclose the name or identity of any of the Shareholders, such approval of the Seller Group shall be satisfied by obtaining the prior written consent of Hays only.

6.6

Employees.  Effective as of the Closing Date, except for the employees of Seller listed on Schedule 6.6, Purchaser shall offer employment to each employee of Seller on terms and conditions as determined by Purchaser in its sole discretion.  For each employee who accepts such employment offer by Purchaser, such employment by Purchaser shall commence effective as of the Closing Date, and shall be deemed for all purposes to have occurred with no interruption or break in service.  In no event shall Purchaser have any responsibility for any compensation, benefits or other liabilities or obligations with respect to any employee unless and until such employee has accepted Purchaser’s offer of employment.  Upon the Closing Date, Seller shall pay all of its employees for all earned but unpaid wages, commissions and bonuses and earned but unused vacation earned up to and including the Closing Date.  Seller acknowledges that, except as specifically set forth in this Section 6.6, Purchaser is not assuming any of Seller’s obligations with respect to its employees.  Seller shall assign to Purchaser all of Seller’s rights under any confidentiality, non-competition or other proprietary rights agreements or covenants of its employees who decline to execute an assignment of such respective agreements or decline to enter into new such agreements with Purchaser.  Seller shall advise each employee who accepts employment with Purchaser that acceptance of employment with Purchaser shall constitute their voluntary resignation from their employment with Seller.

6.7

Other Actions; Further Assurances.  In the event that at any time any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties hereto will take such further action (including the execution and delivery of such further Documents) as any other Party hereto reasonably may request.

6.8

Name Change.

(a)

Neither Purchaser nor any of its Affiliates shall use the name “Moore Stephens Business Solutions” or any derivative thereof, including, without limitation, “MSBS”; provided, however, that, subject to Section 6.8(b) hereof, Purchaser shall be entitled to use the names “Moore Stephens Business Solutions” and “MSBS” (together the “Moore Stephens Names”) only in conjunction with “Cover-All Systems Inc.”, “Cover-All Technologies Inc.” or derivatives thereof for the express purpose of transitioning Assumed Contracts and informing clients and prospects of the change in ownership and name of the Business; provided, further, however, that any such use shall cease no later than the first anniversary of the Closing Date (if Purchaser ceases to use the Moore Stephens Names (other than as contemplated by Section 6.8(b)), prior to the first anniversary of the Closing Date, it will provide Seller Group notice thereof).  This Section 6.8(a) shall constitute a non-exclusive, non-transferable, non-assignable limited right and license to use the Moore Stephens Names solely for the purposes set forth in the preceding sentence and in Section 6.8(b).  Purchaser acknowledges and agrees that MSC retains ownership of and all rights related to the Moore Stephens Names and any derivative thereof, and of all corporate names, trade names, expressions, corporate symbols, logos, service marks or trademarks incorporating, derived from or substantially resembling such terms in any form or for any purpose, and that neither Purchaser nor any of its Affiliates shall acquire any right therein by virtue of this Agreement or otherwise (other than specifically as set forth in this Section 6.8(a)).  Purchaser further acknowledges and agrees that it shall not use the Moore Stephens Names in such a manner as to imply that Purchaser or the Business is a member of or otherwise associated with the Moore Stephens family of companies.

(b)

Notwithstanding anything to the contrary contained in this Agreement or in any Related Document, Purchaser shall be entitled to use the Moore Stephens Names in connection with its financial statements (and notes thereto), any disclosures required to comply with the requirements of any law or the rules and regulations of any stock exchange or national market system or otherwise for historical purposes.

(c)

Seller agrees to file immediately after the Closing a certificate of amendment to its certificate of formation and amend its limited liability company operating agreement changing its name to a name not containing “Moore Stephens Business Solutions” or “MSBS.”  Each of Seller and the Shareholders agrees that it will not, and will cause its respective Affiliates not to, use the Moore Stephens Names in any form or for any purpose for a period ending on the fifth anniversary of the Closing Date.

6.9

[Reserved].

6.10

Post-Closing Cooperation.  From and after the Closing Date, Purchaser and Seller will each use commercially reasonable efforts to cooperate with each other in connection with any Proceeding of the other relating to (a) the preparation of an audit of any Tax return of Seller or Purchaser for all periods prior to or including the Closing Date and (b) any audit of Purchaser and/or any audit of Seller with respect to the sales, transfer and similar Taxes imposed by the laws of any state, or political subdivision thereof, relating to the transactions contemplated by this Agreement.  Purchaser and Seller further covenant and agree to promptly respond to all reasonable inquiries related to such matters and to provide, to the extent reasonably possible, substantiation of transactions and to make available and furnish appropriate documents and personnel in connection therewith.  All reasonable out-of-pocket costs and expenses incurred in connection with this Section 6.10 referred to herein shall be borne by the Party who is subject to such action.

6.11

Maintenance of Records.  From and after the Closing, each of Purchaser, on the one hand, and each of Seller and each Shareholder, on the other hand, shall (a) hold all of the books and records, or copies thereof, of the Business existing on the Closing Date and not to destroy or dispose of any thereof for a period of at least seven (7) years, and, thereafter, if it desires to destroy or dispose of such books and records, to offer first in writing at least sixty (60) days prior to such destruction or disposition to surrender them to the other Party, and (b) afford the accountants and legal counsel of the other Party, during normal business hours, upon reasonable request, at any time, full access to such books and records and to their respective employees to the extent that such access may be reasonably necessary for any legitimate purpose related to Purchased Assets at no cost to any such Party so requesting (other than for reasonable out-of-pocket expenses).

6.12

Restrictive Covenants.

(a)

During the Restrictive Period, none of Seller, Hays or TRG shall, directly or indirectly, in any Capacity, compete with Purchaser or any of its Affiliates in the Business, including engaging in any Competitive Business.  Notwithstanding the foregoing, the passive ownership in the aggregate of any of Seller, Hays or TRG and their respective Affiliates of less than five percent (5%) of the securities of any publicly traded entity shall not be deemed a breach of this Section 6.12(a).  Notwithstanding the foregoing provisions of this Section 6.12(a), (i) no owner, member or shareholder of Hays shall be bound by, or otherwise subject to, the restrictions set forth in this Section 6.12(a), and (ii) the restrictions set forth in this Section 6.12(a) shall not apply to the other goods and services of Hays or TRG, as applicable, that are not Competitive Businesses.

(b)

During the Restrictive Period, none of Seller, Hays or TRG shall, directly or indirectly, in any Capacity, (i) solicit, induce or attempt to induce any Person who was a customer of Seller or Purchaser or of any of their Affiliates as of or immediately prior to the Closing Date to cease doing business, in whole or in part, with Purchaser or any of its Affiliates as it relates to a Competitive Business or (ii) solicit, employ or otherwise engage, as an employee, independent consultant or otherwise, any Person who is at such time or was an Associate for a period of twelve (12) months from the date such Person ceases to be an Associate; provided, however, that each of Seller, Hays and TRG shall be permitted to conduct general recruiting activities, including general advertisements and solicitations not specifically targeted at such Persons; provided, further, however, that for the avoidance of doubt, the foregoing proviso shall not relieve any of Seller, Hays or TRG from their obligations not to employ or otherwise engage any such Persons during the Restrictive Period.

(c)

During the Restrictive Period, no Party shall make or cause to be made, directly or indirectly, at any time, any disparaging or derogatory statements concerning the Business or any other Party or any of their respective Affiliates or any of their respective businesses, services, reputations or prospects, or any of its past or present officers, directors, employees, attorneys, members, managers or agents.  Notwithstanding the foregoing provisions of this Section 6.12(c), nothing contained herein shall prevent or prohibit any Party from exercising or enforcing any of its rights under this Agreement or any Related Document and no statements (which the making party has a reasonable basis to believe is a true statement) contained in any statements made, or documents filed, by a party to or with a court or other governmental authority shall be deemed a breach of this Section 6.12(c).

(d)

Each Party acknowledges and agrees that: (i) each of the covenants set forth in this Section 6.12 is necessary for the protection of the other Parties and their respective Affiliates and that the nature and scope of each such covenant is reasonable; (ii) there may be no adequate remedy at law for any breach of said covenants, and each Party and their respective Affiliates, as applicable, shall therefore be entitled to injunctive relief without the necessity of posting any bond or showing any actual damages in the event of a breach or threatened breach thereof; and (iii) to the extent any provisions of this Section 6.12 cannot be enforced in full, it shall be enforced to the maximum extent permitted by law, and any unenforceable provision in whole or in part shall not impair any other provision hereunder.

6.13

Confidentiality.

(a)

Purchaser acknowledges that the information being provided to it in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the obligations of Purchaser under the Confidentiality Agreement with respect to information relating solely to Seller shall terminate.

(b)

Each member of the Seller Group acknowledges that prior to the Closing Date, such member of the Seller Group has had, and will continue to have, access to confidential information of Seller which is not generally known to the public.  Each member of the Seller Group agrees that following the Closing it shall not, and shall cause its respective Affiliates to not, without the prior express written permission of Purchaser, disclose to any other Person or use in any way any confidential or proprietary information of Seller or the Purchased Assets which such member of the Seller Group or its Affiliates may have obtained at any time, whether prior to the Closing Date or otherwise.  Each member of the Seller Group and its respective officers, directors and Affiliates shall not have any obligation to keep confidential any confidential or proprietary information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by law, such member of the Seller Group shall, to the extent reasonably possible, provide Purchaser with prompt written notice of such requirement prior to making any disclosure so that Purchaser may seek an appropriate protective order.  For the purposes of this Agreement “confidential information” does not include information which: (i) prior to or after the time of disclosure, is or becomes generally available to the public; (ii) is or becomes available to any other Person on a non-confidential basis from a source that, to the knowledge of the applicable member of the Seller Group or its Affiliates, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (iii) is independently developed by the applicable member of the Seller Group or any of its Affiliates without use of or reference to Seller’s confidential information.

6.14

Remittance of Payments Received.  Purchaser shall, and shall cause its employees to, pursue collection of the Accounts Receivable from and after the Closing (including, for the avoidance of doubt, allowing Seth Rachlin and Michael Maroccia to pursue such collection in substantially the same manner as Seller prior to Closing), but in no event shall Purchaser be required to bring suit, employ legal counsel or otherwise commence any extraordinary collection action in respect of any Accounts Receivable or refer any Account Receivable to a third party for collection.  If Purchaser receives payment from a customer who is indebted both to Seller and to Purchaser, Purchaser shall apply that payment to the particular invoice referenced by the customer in connection with the making of the payment or, in the absence of any such reference or other clear identification (including but not limited to an exact matching of an invoice amount, invoice date or a statement from the customer), Purchaser shall ask the customer in writing to advise Purchaser as to which invoice or account liability such payment related (and shall use its reasonable commercial efforts to continue to follow up with such customer until a resolution can be obtained).  Seller shall provide to Purchaser a list of all

Accounts Receivable as of the Closing Date that identifies, by debtor, amount, age and invoice date of such Accounts Receivable.  If Seller receives any payment or proceeds relating to or arising out of any of the Purchased Assets subsequent to the Closing Date, Seller shall promptly remit such payment or proceeds to Purchaser.  If Purchaser receives any payment or proceeds relating to or arising out of the Excluded Assets subsequent to the Closing Date, Purchaser shall promptly remit such payment or proceeds to Seller.

VII

Indemnification.

7.1

Indemnification by Seller Group.

(a)

Subject to the provisions of this Article VII, each member of the Seller Group, jointly and severally, shall indemnify, defend and hold harmless each Purchaser Indemnified Party from and against any and all Losses incurred, suffered or threatened arising out of or in connection with: (i) any breach of any representation or warranty by Seller in this Agreement or in any Related Document, it being agreed that for solely purposes of interpreting and implementing this Article VII with respect to any Third Party Claim, the qualifying terms “material,” “in all material respects,” “Material Adverse Effect” and words of similar effect shall be deemed deleted in each representation and warranty contained in this Agreement and any Related Document; (ii) any breach by Seller of any covenant or agreement contained in this Agreement or in any Related Document; (iii) any of the Proceedings described on Schedule 3.8; or (iv) any Excluded Liability.

(b)

Subject to the provisions of this Article VII, each Shareholder, severally and not jointly, shall indemnify, defend and hold harmless each Purchaser Indemnified Party from and against any and all Losses incurred, suffered or threatened arising out of or in connection with: (i) any breach of any representation or warranty by such Shareholder (but not by any other Shareholder) in this Agreement or in any Related Document, it being agreed that for solely purposes of interpreting and implementing this Article VII with respect to any Third Party Claim, the qualifying terms “material,” “in all material respects,” “Material Adverse Effect” and words of similar effect shall be deemed deleted in each representation and warranty contained in this Agreement and any Related Document; and (ii) any breach by such Shareholder (but not by any other Shareholder) of any covenant or agreement contained in this Agreement or in any Related Document.

7.2

Indemnification by Purchaser.  Subject to the provisions of this Article VII, Purchaser shall indemnify, defend and hold harmless each Seller Indemnified Party from and against any and all Losses incurred, suffered or threatened arising out of or in connection with: (a) any breach of any representation or warranty by Purchaser in this Agreement or in any Related Document; (b) any breach by Purchaser of any covenant or agreement contained in this Agreement or in any Related Document; (c) any Assumed Liability; or (d) the operation of the Business after the Closing Date.

7.3

Survival.

(a)

The representations and warranties of each member of the Seller Group and Purchaser contained in this Agreement and the Related Documents and any schedule,

certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall survive the Closing until the Representation Termination Date; provided, however, that:

(i)

the representations and warranties set forth in Section 3.20 (Environmental and Safety Matters) and Section 3.17 (Employee Benefit Plans and Benefit Arrangements) shall survive until the date occurring sixty (60) days following the expiration of the statute of limitations applicable to such representations and warranties;

(ii)

the representations and warranties set forth in Section 3.1 (Organization, Standing and Authority), Section 3.2 (Authorization of Agreement), Section 3.10 (Taxes), the first sentence of Section 3.12 (Marketable Title; Sufficiency), Section 4.1 (Organization, Standing and Authority) and Section 4.2 (Authorization of Agreement) shall survive indefinitely;

(iii)

any representation in the case of fraud or intentional misrepresentation shall survive indefinitely; and

(iv)

neither the Seller Group nor Purchaser shall have any liability whatsoever with respect to any such representations and warranties unless a claim is made hereunder prior to the expiration of the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved.

(b)

All covenants and agreements contained in this Agreement shall survive the Closing in accordance with their terms.  No Indemnitor shall be responsible to defend, indemnify or hold harmless any Indemnitee under this Agreement pursuant to Section 7.1(a)(i), Section 7.1(b)(i) and Section 7.2(a) unless the Indemnitee shall have provided Indemnitor with the appropriate notice of the Claim or Third-Party Claim prior to expiration of the applicable survival period.

(c)

Notwithstanding anything to the contrary contained in this Agreement or in any Related Document, Purchaser’s obligations pursuant to Section 7.2(d) shall survive until the date that is the later of (x) the one-year anniversary of the Closing Date and (y) the six-month anniversary of the date that Purchaser provides written notice to Seller that Purchaser (or its Affiliates) has ceased using the Moore Stephens Names (other than pursuant to Section 6.8(b) hereof).

7.4

Limitations on Indemnification.

(a)

Notwithstanding any provision of this Agreement or any Related Document to the contrary, (i) neither the Seller Group nor the Shareholders, as the case may be, shall have any obligation for any Losses arising out of or relating to any breaches of any representations or warranties of the Seller Group or the Shareholders, respectively, contained in this Agreement or in any Related Document (other than the Excluded Representations) pursuant to Section 7.1(a)(i) or Section 7.1(b)(i), unless the aggregate Losses of Purchaser Indemnified Parties in connection with any such breach(es) exceed the Deductible, whereupon the Seller

Group’s or the Shareholder’s, as the case may be, indemnification obligation under Section 7.1(a)(i) and Section 7.1(b)(i) shall apply to the full amount of such Losses, and (ii) Purchaser shall have no obligation for any Losses arising out of or relating to any breaches of any representations or warranties of Purchaser contained in this Agreement or in any Related Document (other than the Excluded Representations) pursuant to Section 7.2(a) unless the aggregate Losses of the Seller Indemnified Parties in connection with any such breach(es) exceed the Deductible, whereupon Purchaser’s indemnification obligation under Section 7.2(a) shall apply to the full amount of such Losses.

(b)

Notwithstanding any provision of this Agreement or any Related Document to the contrary, the aggregate liability of the Seller Group and the Shareholders, on the one hand, and the aggregate liability of Purchaser, on the other hand, under Sections 7.1(a)(i) and (b)(i) and Section 7.2(a), respectively, for all claims arising from breaches of representations or warranties (other than the Excluded Representations) under Article III or Article IV, as the case may be, shall not exceed the Cap.

(c)

Notwithstanding anything to the contrary in this Agreement or any Related Document, the indemnification obligations of each Shareholder under this Agreement shall not extend to any breach of any representation or warranty, or any breach of any covenant or agreement, on the part of any other Shareholder (provided such breach was not caused in whole or in part by such Shareholder); provided, that, the foregoing limitations shall not apply (x) to any claims based on or arising out of any breach by Seller or (y) to any claims based upon fraud or willful misconduct.

(d)

Notwithstanding anything to the contrary in this Agreement or any Related Document, except with respect to claims based upon fraud or willful misconduct, the aggregate liability of each Shareholder pursuant to this Article VII shall be limited to such Shareholder’s pro rata share of, or right to receive (if such proceeds are undistributed by Seller), the Purchase Price, based on such Shareholder’s percentage ownership in Seller immediately prior to Closing.

(e)

The amount of any Losses recoverable by a party under Sections 7.1(a)(i), 7.1(b)(i) and 7.2(a) hereof shall be reduced by (x) the amount of any actual Tax benefits realized by the indemnified party that result from the payment of any such Losses that gave rise to such indemnity and (y) the amount of any insurance proceeds paid to the indemnified party relating to such Losses (provided, that, for purposes of this clause (y), the indemnified party shall use its commercially reasonable efforts to make a claim under any relevant insurance policy then in effect).

7.5

Other Indemnification Arrangements.

(a)

Indemnitee agrees to give to the Indemnitor prompt notice of any claim with respect to which it may be entitled to indemnity hereunder (but the obligations of Indemnitor under this Article VII shall not be impaired by failure to give such notice except to the extent said failure actually prejudices the rights of Indemnitor).  Indemnitor shall have the right to (and shall upon the request of Indemnitee) assume, with counsel reasonably satisfactory to Indemnitee, the defense of any such claim brought by a third party.  After Indemnitor’s written confirmation of the assumption of the defense of any such claim, Indemnitor shall not be responsible for the legal fees and expenses of counsel independently retained by Indemnitee during the continuance of such assumption (but shall be liable for any such fees and expenses other than from and after and during the continuance of such assumption), and Indemnitor may effect any settlement, adjustment or other compromise (collectively, “Settlement”) of any such claim without the consent of Indemnitee if Indemnitor has paid, or made adequate provision for the payment of, the amount of such Settlement at the time thereof and obtained a complete release respecting any such claims against Purchaser Indemnified Parties or Seller Indemnified Parties, as applicable, provided that Indemnitor shall obtain the prior written consent of Indemnitee, which shall not be unreasonably withheld or denied so long as the Indemnitee is held harmless therefore, before entering into any Settlement that involves any remedy other than payment of money by Indemnitor.  Indemnitee may, at its election, employ counsel at its own expense in connection with the handling of any such claim.  Indemnitee shall have the right to enter into any Settlement of any such claim provided Indemnitee shall not be entitled to any indemnification hereunder in connection with the payment of any amounts pursuant to any Settlement agreed to by it unless such Settlement is consented to in writing by Indemnitor, which consent shall not be unreasonably withheld or denied; provided, however, that it shall not be unreasonable for an Indemnitor to withhold consent to the compromise or settlement of any Third Party Claim that does not contain a full release of the Indemnitee from and against all Liability with respect to such Third Party Claim.  The Parties agree to cooperate with each other in connection with the defense, negotiation or settlement of any claim of a third party.

(b)

In addition to any other rights or remedies available to Purchaser under this Agreement, any Related Document, at law, equity or otherwise, Purchaser shall have the right to set off any of its Indemnifiable Claims against any amounts otherwise owing under the Subordinated Note.  For so long as there is any amount outstanding under the Subordinated Note, Purchaser shall be required to exercise such right of set off prior to collecting any Losses directly from any member of the Seller Group.

(c)

Notwithstanding any investigation or other review conducted prior to or after the Closing Date by or on behalf of any Party, each Party shall be entitled to rely upon the representations and warranties, covenants and other provisions set forth herein and therein.  Each Purchaser Indemnified Party and each Seller Indemnified Party shall be indemnified, defended and held harmless as fully as, and have the same related rights hereunder as, Purchaser and Seller Group, respectively.

7.6

Exclusive Remedies.  Subject to Section 7.5(b), the Parties agree that notwithstanding anything to the contrary set forth in this Agreement or otherwise, following the Closing, except with respect to claims based on fraud, deceit or willful misrepresentation or claims for specific performance or other equitable remedy to require a Party to perform its obligations hereunder, the indemnification provisions of this Article VII are the sole and exclusive remedies of the Parties pursuant to this Agreement or in connection with the transactions contemplated hereby.  From and after the Closing, to the maximum extent permitted by law, except with respect to claims based on fraud, the Parties hereby waive all other rights, claims, remedies or actions with respect to any matter in any way relating to this Agreement or arising in connection herewith, whether under any foreign, federal, state , provincial or local laws, statutes, ordinances, rules, regulations, requirements or orders at common law or otherwise.

Except as provided in this Article VII, from and after the Closing, no right, claim, remedy or action shall be brought or maintained by any Party, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misstatement or omission respecting a breach of any of the representations or warranties of any of the Parties thereto set forth or contained in this Agreement.

7.7

Consequential Damages.  Except as provided in the following sentence, and the first sentence of Section 7.6, in no event shall any Party be responsible for (whether pursuant to Section 7.1 or Section 7.2 otherwise) any incidental, consequential, indirect, special or punitive damages.  However, any indemnity related to a Third Party Claim shall include any such punitive, special, consequential, exemplary or incidental damages recovered by any third party pursuant to such claim.

VIII

[Reserved].

IX

Miscellaneous.

9.1

Entire Agreement; Modification.  This Agreement (together with the exhibits and schedules hereto) among the Parties contains, and is intended as, a complete statement of all of the terms and agreements among the Parties with respect to the matters provided for herein and supersedes any previous agreements and understandings among the Parties with respect to those matters (including, that certain letter dated February 17, 2010 by and among the Parties).  Any amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by all of the Parties.

9.2

Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.  In furtherance of the foregoing, the internal laws of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.  Any action or proceedings seeking to enforce any provision of, or based on the rights and obligations arising out of, this agreement shall be brought in the state or federal court located in Wilmington County, Delaware, and each of the parties consents to the jurisdiction of such courts in any such action or proceeding and waives any objection to venue laid therein.

9.3

Schedules; Tables of Contents and Headings.  Items disclosed in any section of the Disclosure Schedules shall be deemed to be disclosures made with respect to all representations, warranties, covenants and schedules contained in this Agreement to which the relevance of such disclosure is readily apparent on its face.  The disclosure of any item or matter in any Schedule hereto shall not be taken as an indication of the materiality thereof or the level of materiality that is applicable to any representation or warranty set forth herein.  The table of contents and section headings of this Agreement and titles given to Schedules to this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

9.4

Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally (including by confirmed legible facsimile transmission) or delivered by a responsible overnight courier service, to the Parties at the addresses set forth below (or to such address as a Party may have specified by notice given to the other Parties pursuant to this provision):

If to Purchaser to:

Cover-All Systems, Inc.

55 Lane Road

Fairfield, NJ 07004

Attention:  President

Fax No.:  973-461-5256

With a copy to:

Sills Cummis & Gross P.C.

One Rockefeller Plaza

New York, NY 10020

Attention:  David E. Weiss, Esq.

Fax No.:  212-643-6500

If to any member of the Seller Group to:

Mr. David A. Lifson

Hays & Company LLP

488 Madison Avenue, 3rd Floor

New York, NY 10022-5722

Fax No.:  212-572-5557

With a copy to:

Proskauer Rose LLP

1585 Broadway

New York, NY 10036-8299

Attention:  Jeffrey A. Horwitz, Esq.

Fax No.:  212-969-2900

9.5

Severability.  In the event that any provision hereof would, under applicable law, be invalid or enforceable in any respect (a) such provision shall be enforced to the maximum extent permissible under applicable law, and (b) the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9.6

Expenses.  Except as set forth in this Agreement, all costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the Party incurring such costs or expenses.

9.7

Miscellaneous Provisions.  Any Party may waive compliance by another with any of the provisions of this Agreement; provided, that (i) no waiver of any provision shall be construed as a waiver of any other provision and (ii) any waiver must be in writing and shall be strictly construed.  Any right, power, or remedy provided under this Agreement to any Party shall be cumulative and in addition to any other right, power or remedy provided under this Agreement, applicable law or in equity, and may be exercised singularly or concurrently.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party (by operation of law or otherwise) without the prior written consent of the other Parties and any attempted assignment without the required consent shall be void; notwithstanding the above, Purchaser may assign its rights and obligations hereunder at Closing to a wholly owned subsidiary of Purchaser; provided, that Purchaser shall continue to remain liable for its obligations to the Seller Group hereunder.  This Agreement may be executed via fax and/or PDF format and in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.  Except as contemplated by Article VII, the provisions of this Agreement (i) are for the sole benefit of  the Parties and (ii) shall not create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement.

[Remainder of this page is blank.  Signature page follows]

26

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first set forth above.

PURCHASER:

COVER-ALL SYSTEMS, INC.

By:

 /s/ John W. Roblin

Name:  John W. Roblin
Title:  CEO

SELLER:

MOORE STEPHENS BUSINESS SOLUTIONS, LLC

By:

 /s/ David Lifson

Name:  David Lifson
Title:  Manager

SHAREHOLDERS:

HAYS & COMPANY LLP

By:

 /s/ Edward Kuczmarski

Name:  Edward Kuczmarski
Title:  Partner

MOORE STEPHENS CONSULTING LIMITED

By:

 /s/ Richard Moore

Name: Richard Moore
Title:

THE RACHLIN GROUP

By:

 /s/ Seth Rachlin

Name:  Seth Rachlin
Title:  Manager

[Signature page to Asset Purchase Agreement]

Exhibit A

DEFINITIONS

The following terms shall have the following meanings when used in this Agreement:

“Accounts Receivable” means all accounts receivable of Seller as of the Closing Date.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, alone or together with other Persons, controls or is controlled by or is under common control with such Person.  “Control”, “controlled by” and “under common control with”, as and with respect to any Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person.

“Associate” means Person who is an employee or independent consultant of Purchaser or any of its Affiliates.

“Balance Sheets” means the balance sheets of Seller as of the fiscal years ended December 31, 2008 and December 31, 2009 and as of March 31, 2010.

“Benefit Arrangements” means life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, educational assistance, tuition refund, service award, company car, scholarship, relocation, fringe benefit, contracts and policies or practices of Seller providing employee or executive compensation or benefits to its employees, whether written or unwritten, other than Employee Benefit Plans.

“Business” means the business of providing professional and consulting services relating to business intelligence information technology and the development and licensing of business intelligence software for use in the property and casualty insurance industry, and providing certain related services related thereto.

“Cap” means $1,000,000.

“Capacity” means as an owner, proprietor, shareholder, member, partner, officer, director, employee, manager or consultant, as a participant in the ownership, management, operation or control.

“Cash” means all cash, certificates of deposit, money market accounts, marketable securities and other similar securities and/or cash equivalents, together with all right, title and interest in and to any related bank account, security account or similar account.

“Claim” shall mean any claim for indemnification under Article VII made by an Indemnitor, other than a Third Party Claim.

“Competitive Business” means any Person (or business unit of such Person) that sells goods or performs services that are substantially similar to any goods or services provided

Exh A - 1

by Seller or which otherwise compete with the Business.

“Confidentiality Agreement” means that certain Mutual Non-Disclosure Agreement, dated as of November 3, 2009, between Seller and Purchaser.

“Consents” means consents, authorization, approvals, actions, waivers and similar writings.

“Consultant” means any Person not employed by Seller but who has provided or is providing services to Seller and whose services have been or are expected to be billed, in whole or in part, to Seller’s customers; provided, however, that an employee of MSC or Hays shall not be deemed to be a Consultant for purposes hereof.

“Contract” means any contract, mortgage, indenture, lease, sublease, note, bond, deed of trust, license, sublicense, purchase order, sales order, statement of work, undertaking, understanding, plan, commitment, arrangement, instrument, commitment or other agreement, oral or written, formal or informal.

“Copyrights” mean exclusive rights, granted to the creator of an original work of authorship, to control its distribution, whether registered or unregistered.

“Cover-All Shares” means shares of common stock, $.01 par value per share, of Cover-All Technologies.

“Cover-All Technologies” means Cover-All Technologies Inc., a Delaware corporation and Purchaser’s parent.

“Deductible” means $50,000.

“Document” means any Contract, financial statement, registration, certificate (including officer's certificates), application, instrument, other writing or other document.

“Domain Names” means all Internet domain name registrations and applications for registration thereof together with all of the goodwill associated therewith.

“Employee Benefit Plans” means each employee benefit plan, including those governed by or subject to the provisions of the Employee Retirement Security Act of 1974, which is or was maintained or contributed to by Seller or in which Seller participates or participated and which provides or provided benefits to its employees, whether written or unwritten, including any employee pension or welfare benefit plans, including retiree medical and life insurance plans.

“Encumbrance” means any mortgage, pledge, lien, charge, encumbrance, lease, security interest, license, easement, restriction, encroachment, condition, covenant, claim, exception, option, equity, right, other interest or other encumbrance of any kind or nature (whether absolute, accrued, disputed, contingent or otherwise).

“Environmental and Safety Requirements” means all federal, state, local and

Exh A - 2

foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety, exposure to hazardous substances or materials, pollution or protection of the environment and natural resources, including all those relating to promoting safe and healthful working conditions or to reduce occupational safety and health hazards, including such provisions designed to provide safe and healthful working conditions or concerning public health and safety, each as amended and as now or hereafter in effect.

“Excluded Assets” means: (a) Seller’s Cash; (b) Accounts Receivable; (c) any and all forms of receivables from, or investment in, any and all Affiliates of Seller; (d) the Purchase Price and other rights of the Seller Group under this Agreement; (e) Seller’s corporate minute books and records; and (f) the items and Contracts specifically listed on Exhibit G.

“Excluded Representations” means the representations and warranties set forth in Sections 3.1 (Organization, Standing and Authority), 3.2 (Authorization of Agreement), 3.10 (Taxes), 3.12 (Marketable Title; Sufficiency) (except for the second and third sentences thereof), 3.17 (Employee Benefit Plans and Benefit Arrangements), 3.20 (Environmental and Safety Matters), 3.22 (Brokers and Finders), 4.1 (Organization), 4.2 (Authorization of Agreement) and 4.4 (Brokers and Finders) of the Agreement.

“Facilities” means Seller’s current leased facilities located at 317 Madison Avenue, Suite 715, New York, NY 10017.

“Fair Market Value” means the average last reported sale price of the common stock of Cover-All Technologies on the OTC Bulletin Board for the five (5) business day (on which a trade in such common stock was made) period ending on the third business day prior to the Closing Date.

“Financial Statements” means each of the Balance Sheets and the annual and interim statements of income and changes in cash flow referred to in Section 3.4(a).

“GAAP” means United States generally accepted accounting principles.

“governmental authority” means any United States and/or foreign federal, state, local or other governmental authority of any kind or nature, including any department, subdivision, commission, board, bureau, agency or instrumentality thereof, any court and any administrative agency, and any comparable body performing any governmental functions.

“Indebtedness” means (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), including the current portion of such indebtedness, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all guarantees of any of the items set forth in clauses (a) - (c) above.

“Indemnifiable Claim” means any claim or other Proceeding with respect to

Exh A - 3

which an Indemnitee is entitled to indemnity under this Agreement.

“Indemnitee” means the Party or other Person seeking indemnification pursuant to this Agreement.

“Indemnitor” means the Party which is required or requested to provide indemnification pursuant to this Agreement.

“Intellectual Property” means any and all intellectual and industrial proprietary rights and rights in confidential information of every kind and description anywhere in the world, including the following, whether registered or unregistered, pending or granted: (i) Patents; (ii) Domain Names; (iii) Marks; (iv) Copyrights and copyrightable works, and registrations and applications for registration thereof; (v) mask works and registrations and applications for registration thereof; (vi) Trade Secrets, (vii) Software; (viii) rights of privacy and publicity, including but not limited to, the names, likenesses, voices and biographical information of real persons; (ix) any similar, corresponding or equivalent rights to any of the foregoing; and (x) all documentation related to any of the foregoing.

“Landlord” means Green 317 Madison LLC.

“law” means, as to any Person, any statute, rule, regulation, ordinance, code, guideline, law, judicial decision, determination, order (including any injunction, judgment, writ, award or decree) or Consent of a court, other governmental authority or arbitrator, in each case applicable to or binding upon such Person, including the conduct of its business, or any of its assets or revenues or to which such Person or any of its assets or revenues are subject.

“Lease” means the current lease for the Facilities by and between Seller and Landlord, including any amendments thereto or extensions thereof.

“Liabilities” means any liabilities, commitments or other obligations of any kind or nature whatsoever, known or unknown, accrued, fixed, contingent or otherwise, liquidated or unliquidated, direct or indirect, choate or inchoate, determined, determinable or non-determinable, due or to become due.

“Losses” means any and all Liabilities, losses, claims (including allegations), demands, damages, deficiencies, assessments, judgments, fines, penalties, costs and expenses (including reasonable legal fees and expenses, including legal fees and expenses incurred in the enforcement of the obligations under Section 7.1 or Section 7.2).

“Marks” means all domestic and foreign trademarks, trade dress, service marks, trade names, business names, icons, logos, slogans and any other indicia of source or sponsorship of goods and services, designs and logotypes related to the above, in any and all forms, all trademark registrations and applications for registration related to such trademarks (including intent to use applications), as well as common law or otherwise unregistered marks, and all goodwill related to the foregoing.

“Material Adverse Effect” means a material and adverse effect on the Business,

Exh A - 4

Purchased Assets, operations or financial condition of the Business, or a material adverse change to or effect on the ability of any member of the Seller Group to perform its obligations under this Agreement or any of the Related Documents; provided, that, in determining whether there has been a Material Adverse Effect, any effect to the extent attributable to any of the following, alone or in combination with others, shall be disregarded:  (i) the occurrence of any event or trend adversely affecting the industry in which the Business operates or in which the Purchased Assets are held and not uniquely relating to Seller, (ii) any reduction in the prices of services or products offered by the Business in response to the reduction in prices of comparable services or products offered by a competitor; (iii) the economy, political conditions, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, (iv) changes in law or in GAAP or in accounting standards, or changes in general legal, regulatory or political conditions or (v) any failure in and of itself to meet any internal or public projections, forecasts or estimates.

“Material Consents” means all Consents listed as required in Schedule 3.3.

“Material Customer” means (i) each of the 10 largest customers of Seller based on aggregate revenues during the two-year period ended December 31, 2009 and (ii) each of the 5 largest customers of Seller based on revenues during the period beginning January 1, 2010 and ending on the last day of the most recently completed month prior to Closing.

“Material Supplier” means (i) each of the 10 largest vendors or other suppliers of Seller based on aggregate purchases of goods or services during the two-year period ended December 31, 2009 and (ii) each of the 5 largest vendors or other suppliers of Seller based on aggregate purchases of goods or services during the period beginning January 1, 2010 and ending on the last day of the most recently completed month prior to Closing.

“Non-Competition Agreement” means the Non-Competition Agreement substantially in the form of Exhibit H.

“Ordinary Course” or “Ordinary Course of Business” means the ordinary course of business consistent with the past practice and custom of Seller.

“Patents” means any United States, foreign and international patents and patent applications, and continuations, reissues, divisions, continuations-in-part or disclosures relating thereto, industrial design registrations, inventions, discoveries, certificates of invention and utility models.

“Permits” means all authorizations, licenses, registrations, franchises, variances, consents, clearances, waivers, certificates, other approvals and similar writings granted or issued by any governmental authority.

“Permitted Encumbrances” means any (a) statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, (b) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the Ordinary Course of Business, (c) pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including

Exh A - 5

workers’ compensation, unemployment insurance or other social security legislation), and (d) zoning, entitlement, conservation restriction and other land use and environmental regulations that do not materially interfere with the present use of the Purchased Assets; provided, however, that none of the foregoing described in clauses (a) through (d), individually or in the aggregate, impair or interfere in any material respect the use and operation or the value of the property to which they relate to the Purchased Assets or in the Business.

“Person” means any individual, corporation, partnership, limited liability company, trust, association, governmental authority or any other entity.

“Proceedings” means any claims, controversies, demands, actions, lawsuits, investigations, proceedings or other disputes, formal or informal, at law or in equity, including any by, involving or before any arbitrator, mediator or any governmental authority.

“Purchased Assets” means all assets used or held for use by Seller in connection with the Business, including the following:

(a)

the Tangible Assets;

(b)

(i) all Seller Intellectual Property, including the items listed on Schedule 3.13(b), (ii) all documentation and media constituting, describing or relating to such Intellectual Property, including memoranda, manuals, technical specifications and other records wherever or whenever created or wherever located and (iii) the right to sue for past, present or future infringement and to collect and retain all damages and profits related to the foregoing;

(c)

all of Seller’s rights, title and interests under the Assumed Contracts;

(d)

all Permits held by Seller;

(e)

all customer account records and any other books and records relating to customer matters;

(f)

copies of all of Seller’s financial records;

(g)

all prepaid expenses of the Business, including prepaid rent, as of the Closing Date, as set forth on Schedule 2.3(c) hereto;

(h)

all stationery, advertising material, product descriptions, catalogues, price lists, correspondence, mailing lists, purchase orders, credit, collection and sales records, sales and promotional materials and records, purchasing materials and records, personnel records, market surveys, business procedures, accounting records, litigation files, correspondence files, the personnel records of retained employees and materials maintained for the Business, service and warranty records; creative materials, art work, photographs, public relations, studies, reports correspondence and other similar documents and records used in the Business;

(i)

all of Seller’s security deposits under the Assumed Contracts;

(j)

all e-mail addresses, telephone numbers and fax numbers used in the

Exh A - 6

Business and/or assigned to the Facilities;

(k)

all claims, causes of action and choses in action;

(l)

all rights under licenses, purchase orders, sales orders, statements of work and other similar Documents; and

(m)

all goodwill and general intangibles associated with the name, assets, properties and rights of Seller or the Business and all of Seller’s rights (both legal and equitable) to protect its rights and interests with respect to customers and other Persons.

Notwithstanding the above, in no event shall the Purchased Assets include any Excluded Assets.

“Purchaser Indemnified Party” means Purchaser and any shareholder, officer, director, employee, agent, Affiliate and permitted assignee of Purchaser.

“Related Document” means any Schedule, any Exhibit and any other Document (including all Documents delivered on the Closing Date) arising out of the execution, delivery or performance of this Agreement (whether executed prior to, at or subsequent to the Closing Date).

“Representation Termination Date” means the date that is the three (3) year anniversary of the Closing Date.

“Restrictive Period” means the period commencing on the Closing Date and ending on the thirty (30) month anniversary of the Closing Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Indemnified Party” means each member of the Seller Group and any member, officer, director, employee, agent, Affiliate and assignee of any such member of the Seller Group.

“Seller Intellectual Property” means any and all intellectual and industrial proprietary rights and rights in confidential information of every kind and description anywhere in the world that are owned by Seller or which Seller has the right to use, including the following, whether registered or unregistered, pending or granted: (i) Patents; (ii) Domain Names; (iii) Marks; (iv) Copyrights and copyrightable works, and registrations and applications for registration thereof; (v) mask works and registrations and applications for registration thereof; (vi) Trade Secrets; (vii) Software; (viii) rights of privacy and publicity, including but not limited to, the names, likenesses, voices and biographical information of real persons; (ix) any similar, corresponding or equivalent rights to any of the foregoing; and (x) all documentation related to any of the foregoing.

“Software” means mean any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code form, (ii) databases, compilations and any other electronic data files, including any and all collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts, technical and functional specifications, and other work product used to design, plan, organize,

Exh A - 7

develop, test, troubleshoot and maintain any of the foregoing, (iv) without limitation to the foregoing, the software technology supporting any functionality contained on the Internet site(s), of Seller, (v) all computer-aided design software, including the underlying data and (vi) all documentation, including technical, end-user, training and troubleshooting manuals and materials, relating to any of the foregoing, but not including mass market software licensed to Seller that is available in consumer retail stores or otherwise commercially available to the general public and subject to “shrink-wrap” or “click-through” license agreements.

“Tangible Assets” means all equipment, vehicles, computers, furniture, supplies, fixtures and other tangible personal property used in the Business, and all leasehold improvements made to any premises subject to the Lease.

“Tax” or “Taxes” means any and all federal, state, local or foreign taxes or assessments of any kind or nature whatsoever, including any and all income, franchise, gross receipts, sales, alternative, add-on, minimum, employment, real property, personal property, business, capital stock, use and occupancy, ad valorem, transfer, license, excise, stamp, other transfer, estimated, withholding, service, payroll and recording taxes and any related penalties, charges, interest and other additions thereto.

“Third Party Claim” shall mean a claim for indemnification under Article VII in connection with a claim or legal proceeding by a third party.

“to the Seller Group’s knowledge” and “to the knowledge of the Seller Group” (or words to similar effect), when used in Article III, means either or both of (x) with respect to each Shareholder, the actual knowledge of such Shareholder(s), and (y) with respect to Seller, the actual knowledge of Seller (including Seth Rachlin) after reasonable inquiry to each appropriate Person responsible for activities or duties that relate to the subject matter of the corresponding representation and warranty.

“Trade Secrets” means confidential information, including ideas, formulas, recipes, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, non public data and databases, financial and marketing plans and customer and supplier lists and information.

“Transition Services Agreement” means the Transition Services Agreement substantially in the form of Exhibit I.

[Exhibit A continues on next page]

Exh A - 8

The following terms, when used in this Agreement, shall have the meanings defined for such terms in the paragraph or section set forth adjacent to such term:

DEFINED TERM	CROSS REFERENCE

Assumed Contracts	Section 2.5(a)
Agreement	First Paragraph
Assumed Liabilities	Section 2.5(a)
Bill of Sale	Section 2.3(b)(i)
Closing	Section 2.3(a)
Closing Date	Section 2.3(a)
Excluded Liabilities	Section 2.5(b)
In-License Agreements	Section 3.13(b)
Material Contract	Section 3.11
Non-Assigned Contract	Section 6.4
Out-License Agreements	Section 3.13(c)
Moore Stephens Names	Section 6.8(a)
Parties	First Paragraph
Purchase Price	Section 2.2(a)
Purchaser	First Paragraph
Rachlin Employment Agreement	Section 2.3(b)(vii)
Restrictive Covenants	Section 2.2(a)
Seller	First Paragraph
Seller Group	First Paragraph
Seller Intellectual Property	Section 3.13(a)
Settlement	Section 7.5(a)
Shareholder	First Paragraph
Subordinated Note	Section 2.2(b)(ii)

[End of Exhibit A]

Exh A - 9

Page

I

DEFINITIONS

1

II

PURCHASE AND SALE OF THE PURCHASED ASSETS; PURCHASE PRICE; CLOSING; LIABILITIES

1

2.1

Purchase and Sale of the Purchased Assets

1

2.2

Purchase Price

1

2.3

Closing

2

2.4

[Reserved]

4

2.5

Assumption and Non-Assumption of Liabilities by Purchaser

4

III

REPRESENTATIONS AND WARRANTIES OF SELLER GROUP

5

3.1

Organization, Standing and Authority

5

3.2

Authorization of Agreement

6

3.3

No Conflicts

6

3.4

Financial Statements

7

3.5

Absence of Certain Changes

7

3.6

Customers and Suppliers

7

3.7

Properties

8

3.8

No Litigation; Compliance with Laws; Permits

8

3.9

No Undisclosed Liabilities

8

3.10

Taxes

8

3.11

Material Contracts

9

3.12

Marketable Title; Sufficiency

9

3.13

Intellectual Property

9

3.14

[Reserved]

11

3.15

Insurance

11

3.16

Affiliate Transactions

11

3.17

Employee Benefit Plans and Benefit Arrangements

11

3.18

Absence of Business Restrictions

11

3.19

Illegal Payments

11

3.20

Environmental and Safety Matters

11

3.21

Employment Matters

12

i

(continued)

Page

3.22

Brokers and Finders

13

3.23

[Reserved]

13

3.24

Investment Intent and Acknowledgment

13

IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

14

4.1

Organization

14

4.2

Authorization of Agreement

14

4.3

No Conflicts

14

4.4

Brokers and Finders

14

4.5

Cover-All Shares

15

V

[RESERVED]

15

VI

OTHER AGREEMENTS OF THE PARTIES

15

6.1

[Reserved]

15

6.2

[Reserved]

15

6.3

[Reserved]

15

6.4

Non-Assigned Contracts

15

6.5

Publicity

15

6.6

Employees

16

6.7

Other Actions; Further Assurances

16

6.8

Name Change

16

6.9

[Reserved]

17

6.10

Post-Closing Cooperation

17

6.11

Maintenance of Records.

17

6.12

Restrictive Covenants.

18

6.13

Confidentiality

19

6.14

Remittance of Payments Received

19

VII

INDEMNIFICATION

20

7.1

Indemnification by Seller Group

20

7.2

Indemnification by Purchaser

20

7.3

Survival

20

7.4

Limitations on Indemnification

21

ii

(continued)

Page

7.5

Other Indemnification Arrangements

22

7.6

Exclusive Remedies

23

7.7

Consequential Damages

24

VIII

[RESERVED]

24

IX

MISCELLANEOUS

24

9.1

Entire Agreement; Modification

24

9.2

Governing Law

24

9.3

Schedules; Tables of Contents and Headings

24

9.4

Notices

25

9.5

Severability

25

9.6

Expenses

25

9.7

Miscellaneous Provisions

iii